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                                                          EXHIBIT (a)(1)(ii)

                            PRICE ENTERPRISES, INC.

                         NOTICE OF GUARANTEED DELIVERY
                                PURSUANT TO THE
                               OFFER TO EXCHANGE
                                   SHARES OF
             8 3/4% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK
                                       OF
                            PRICE ENTERPRISES, INC.
                                      FOR
                            ANY AND ALL OUTSTANDING
       9% CONVERTIBLE REDEEMABLE SUBORDINATED SECURED DEBENTURES DUE 2004
                                      AND
                  10% SENIOR REDEEMABLE SECURED NOTES DUE 2004
                                       OF
                            EXCEL LEGACY CORPORATION
                                      AND
                          SOLICITATION OF CONSENTS FOR
                      AMENDMENT OF THE RELATED INDENTURES

   THE EXCHANGE AGENT FOR THE EXCHANGE OFFER AND THE CONSENT SOLICITATION IS:
                          MELLON INVESTOR SERVICES LLC

          BY MAIL:                            BY HAND:                     BY OVERNIGHT DELIVERY:
  Reorganization Department           Reorganization Department           Reorganization Department
         PO Box 3301                        120 Broadway                      Mail Stop--Reorg
 South Hackensack, NJ 07606              85 Challenger Road               Ridgefield Park, NJ 07660
                                             13th Floor
                                         New York, NY 10271
                                     BY FACSIMILE TRANSMISSION:
                                  (FOR ELIGIBLE INSTITUTIONS ONLY)
                                           (201) 296-4293
                                CONFIRM FACSIMILE BY TELEPHONE ONLY:
                                           (201) 296-4860

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE TO A NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE VALID DELIVERY.

    As set forth in the Consent Solicitation Statement/Prospectus dated
August 7, 2001 (as it may be supplemented and amended from time to time, the "Consent Solicitation Statement/Prospectus") of Price Enterprises, Inc., a Maryland corporation ("Enterprises"), under "The Exchange Offer and Consent Solicitation--Procedures for Exchanging Legacy Debentures and Legacy Notes and Delivering Consents," and in the Instructions of the Consent and Letter of Transmittal (the "Consent and Letter of Transmittal"), this form, or one substantially equivalent hereto, or an Agent's Message (as defined in the Consent and Letter of Transmittal and described in the Consent Solicitation Statement/Prospectus) relating to the guaranteed delivery procedures, must be used to accept Enterprises' offer (the "Exchange Offer") to exchange shares of 8 3/4% Series A Cumulative Redeemable Preferred Stock of Enterprises (the "Enterprises Series A Preferred Stock") for any and all of the outstanding 9% Convertible Redeemable Subordinated Secured Debentures due 2004 (the "Legacy Debentures") and 10% Senior Redeemable Secured Notes due 2004 (the "Legacy Notes") of Excel Legacy Corporation, a
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Delaware corporation (the "Issuer"), if, prior to the Expiration Date (as such term is defined in the Consent and Letter of Transmittal and described in the Consent Solicitation Statement/Prospectus), (i) certificates representing such Legacy Debentures and Legacy Notes are not immediately available, (ii) time will not permit the Consent and Letter of Transmittal, certificates representing such Legacy Debentures and Legacy Notes and other required documents to reach the Exchange Agent on or prior to the Expiration Date or (iii) the procedures for book-entry transfer cannot be completed on or prior to the Expiration Date.

    In conjunction with the Exchange Offer, Enterprises is also soliciting (the "Consent Solicitation") consents (the "Consents") for certain proposed amendments (the "Proposed Amendments") to the respective indentures, dated as of November 5, 1999, between Legacy and Wells Fargo Bank Minnesota, N.A. (the "Trustee"), which govern the Legacy Debentures and Legacy Notes (the "Indentures"). This form must be delivered by an Eligible Institution (as defined herein) by mail or hand delivery or transmitted via facsimile to the Exchange Agent as set forth above.

    This form is not to be used to guarantee signatures. If a signature on the Consent and Letter of Transmittal is required to be guaranteed by a Medallion Signature Guarantor (as such term is defined in the Consent and Letter of Transmittal and described in the Consent Solicitation Statement/ Prospectus) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Consent and Letter of Transmittal.

    The undersigned hereby tender(s) to Enterprises, upon the terms and subject to the conditions set forth in the Consent Solicitation Statement/Prospectus and the Consent and Letter of Transmittal (receipt of which is hereby acknowledged), the principal amount of the Legacy Debentures and Legacy Notes specified below pursuant to the guaranteed delivery procedures set forth in the Consent Solicitation Statement/Prospectus under the caption "The Exchange Offer and Consent Solicitation--Procedures for Exchanging Legacy Debentures and Legacy Notes and Delivering Consents--Guaranteed Delivery." The undersigned hereby authorizes the Exchange Agent to deliver this Notice of Guaranteed Delivery to Enterprises, the Issuer and the Trustee with respect to the Legacy Debentures and Legacy Notes tendered pursuant to the Exchange Offer. As a result, holders who tender their Legacy Debentures and Legacy Notes will be deemed to have consented to the Proposed Amendments with respect to the securities tendered.

    The undersigned understands that holders who desire to tender their Legacy Debentures and Legacy Notes pursuant to the Exchange Offer and receive the Exchange Offer consideration (as described in the Consent Solicitation Statement/Prospectus) are required to provide Consents to the Proposed Amendments with respect to such Legacy Debentures and Legacy Notes on or prior to the Expiration Date.

    The undersigned understands that Enterprises will accept for exchange Legacy Debentures and Legacy Notes validly tendered on or prior to the Expiration Date. This Notice of Guaranteed Delivery may only be utilized prior to the Expiration Date. The undersigned also understands that tenders of Legacy Debentures and Legacy Notes may be withdrawn at any time prior to the Expiration Date but the Exchange Offer consideration (as described in the Consent Solicitation Statement/Prospectus) shall not be payable in respect of the Legacy Debentures and Legacy Notes so withdrawn. For a valid withdrawal of a tender of Legacy Debentures and Legacy Notes to be effective, it must be made in accordance with the procedures set forth in the Consent Solicitation Statement/Prospectus under the caption "The Exchange Offer and Consent Solicitation--Withdrawal of Tendered Legacy Debentures and Legacy Notes and Revocation of Consents." The undersigned understands that a valid withdrawal of tendered Legacy Debentures and Legacy Notes on or prior to the Expiration Date will constitute a concurrent valid revocation of the related Consent.

    The undersigned understands that payment for Legacy Debentures and Legacy Notes exchanged by the issuance of certificates representing Enterprises Series A Preferred Stock will be made only after

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timely receipt by the Exchange Agent of (i) such Legacy Debentures and Legacy
Notes, or a Book-Entry Confirmation of the transfer of such Legacy Debentures and Legacy Notes into the Exchange Agent's account at DTC (as defined in the Consent and Letter of Transmittal and described in the Consent Solicitation Statement/Prospectus) and (ii) a Consent and Letter of Transmittal (or a facsimile thereof), including by means of a properly transmitted Agent's Message, with respect to such Legacy Debentures and Legacy Notes properly completed and duly executed, with any signature guarantees and any other documents required by the Consent and Letter of Transmittal, within three business days after the execution hereof. The undersigned also understands that under no circumstances will interest be paid by Enterprises by reason of any delay in making payment to the undersigned and that the Exchange Offer consideration for Legacy Debentures and Legacy Notes tendered pursuant to the guaranteed delivery procedures will be the same as that for Legacy Debentures and Legacy Notes delivered to the Exchange Agent on or prior to the Expiration Date, even if the Legacy Debentures and Legacy Notes to be delivered pursuant to the guaranteed delivery procedures are not so delivered to the Exchange Agent, and therefore payment by the Exchange Agent on account of such Legacy Debentures and Legacy Notes is not made, until after the Expiration Date.

    The undersigned hereby represents and warrants that the undersigned has full power and authority to give the Consent to the Proposed Amendments. All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

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
                                  PLEASE SIGN AND COMPLETE

Signature(s) of Registered Holder(s) or
Authorized Signatory:                          Date: ______________________________________

                                               Address: ___________________________________
____________________________________________   ____________________________________________

Names of Registered Holder(s):                 ____________________________________________

____________________________________________   ____________________________________________

____________________________________________   Area Code and Telephone No.:

Principal Amount of Legacy Debentures          ____________________________________________
Tendered:

____________________________________________

____________________________________________

Principal Amount of Legacy Notes Tendered:     If Legacy Debentures and Legacy Notes will be
____________________________________________   delivered by book-entry transfer, check trust
____________________________________________   company below:
                                               / / The Depository Trust Company
Certificate No.(s) of Legacy Debenture(s) (if
available):

____________________________________________
____________________________________________

Certificate No.(s) of Legacy Note(s) (if available):

____________________________________________   Exchange Agent
____________________________________________   Account No.:________________________________

    This Notice of Guaranteed Delivery must be signed by the holder(s) exactly as their name(s) appear(s) on certificate(s) for Legacy Debentures and Legacy Notes or on a security position listing as the owner of Legacy Debentures and Legacy Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):      ______________________________________________________________________________

              ______________________________________________________________________________
Capacity:     ______________________________________________________________________________

              ______________________________________________________________________________
Address(es):  ______________________________________________________________________________

              ______________________________________________________________________________

    DO NOT SEND LEGACY DEBENTURES AND LEGACY NOTES WITH THIS FORM. LEGACY DEBENTURES AND LEGACY NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED CONSENT AND LETTER OF TRANSMITTAL.

                                       4
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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm which is a recognized participant in the Securities Transfer Agents Medallion Program, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees that the Legacy Debentures and Legacy Notes tendered hereby are in proper form for transfer (pursuant to the procedures set forth in the Consent Solicitation Statement/ Prospectus under the caption "The Exchange Offer and Consent Solicitation--Procedures for Tendering Legacy Debentures and Legacy Notes and Delivering Consents--Guaranteed Delivery"), and that the Exchange Agent will receive (i) such Legacy Debentures and Legacy Notes, or a Book-Entry Confirmation of the transfer of such Legacy Debentures and Legacy Notes into the Exchange Agent's account at DTC and (ii) a properly completed and duly executed Consent and Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees and any other documents required by the Consent and Letter of Transmittal, or a properly transmitted Agent's Message, within three business days after the date of execution hereof.

    The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Consent and Letter of Transmittal and Legacy Debentures and Legacy Notes to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:___________________________________________________________________

Authorized Signature:___________________________________________________________

Title:__________________________________________________________________________

Address:________________________________________________________________________

________________________________________________________________________________
                                                                      (Zip Code)

Area Code and Telephone Number:_________________________________________________

Dated: ____________, 2001

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